                                                                       Exhibit 2

    ----------------------------------------------------------------------
    ----------------------------------------------------------------------


                        DIAGNOSTIC HEALTH SERVICES, INC.


                                  $20,000,000


              10.50% SENIOR SUBORDINATED NOTES DUE APRIL 17, 2005


                                _______________

                                 NOTE AGREEMENT
                                _______________


                           Dated as of April 16, 1997


    ----------------------------------------------------------------------
    ----------------------------------------------------------------------

                         TABLE OF CONTENTS

                      (Not Part of Agreement)

                                                             Page

1.   AUTHORIZATION OF ISSUE OF NOTES............................1

2.   PURCHASE AND SALE OF NOTES.................................1

3.   CONDITIONS PRECEDENT.......................................2

     3A.  Certain Documents.....................................2
     3B.  Opinion of Purchaser's Special Counsel................3
     3C.  Representations and Warranties; No Default............3
     3D.  Purchase Permitted By Applicable Laws.................3
     3E.  Proceedings...........................................4
     3F.  Fees..................................................4
     3G.  Amendment of Loan Agreement...........................4

4.   PREPAYMENTS................................................4

     4A.  Required Prepayments..................................4
     4B.  Optional Prepayment With Yield-Maintenance Amount.....4
     4C.  Notice of Optional Prepayment.........................5
     4D.  Change of Control.....................................5
     4E.  Partial Payments Pro Rata.............................6
     4F.  Retirement of Notes...................................6

5.   AFFIRMATIVE COVENANTS......................................7

     5A.  Financial Statements..................................7
     5B.  Information Required by Rule 144A.....................9
     5C.  Inspection of Property................................9
     5D.  Covenant to Secure Notes Equally......................9
     5E.  Corporate Existence, Licenses and Permits;
          Maintenance of Properties.............................9
     5F.  Maintenance of Insurance.............................10
     5G.  Payment of Taxes and Other Claims....................10
     5H.  Compliance with Laws.................................10
     5I.  Maintenance of Books of Record; Reserves.............11
     5J.  Nature of Business...................................11
     5K.  Assumption of the Subsidiary Guaranty by
          After-Acquired Subsidiaries..........................11

6.   NEGATIVE COVENANTS........................................11

     6A.  Financial Covenants..................................11
     6B.  Limitation on Subsidiary Indebtedness................12
     6C.  Limitation on Asset Dispositions.....................12
     6D.  Consolidation, Merger or Transfer of Assets..........12
     6E.  Transactions with Affiliates.........................13
     6F.  Prohibition Against Layering; Subordination of
          Seller Notes.........................................13
     6G.  Limitation on Liens..................................14

7.   SUBORDINATION OF NOTES....................................15

     7A.  Subordination........................................15
     7B.  Obligation of the Company Unconditional..............17
     7C.  Subrogation..........................................17
     7D.  Rights of Holders of Senior Debt.....................17
     7E.  No Receipt of Payments During Subordinated Debt
          Event of Default Notice Period.......................18
     7F.  Subordination Definitions............................18

8.   EVENTS OF DEFAULT.........................................19

     8A.  Acceleration.........................................19
     8B.  Rescission of Acceleration...........................22
     8C.  Notice of Acceleration or Rescission.................23
     8D.  Other Remedies.......................................23

9.   REPRESENTATIONS, COVENANTS AND WARRANTIES.................23

     9A.  Organization.........................................23
     9B.  Financial Statements.................................23
     9C.  Actions Pending......................................24
     9D.  Outstanding Debt.....................................24
     9E.  Title to Properties..................................24
     9F.  Taxes................................................24
     9G.  Conflicting Agreements and Other Matters.............24
     9H.  Offering of Notes and Warrants.......................25
     9I.  Use of Proceeds......................................25
     9J.  ERISA................................................26
     9K.  Governmental Consent.................................26
     9L.  Environmental Compliance.............................26
     9M.  Disclosure...........................................26
     9N.  Delivery of Loan Agreement and Related Documents.....27

     9O.  Sensitive Payments...................................27
     9P.  Delivery of Acquisition Documents....................27
     9Q.  Authorized Capital Stock.............................27

10.  REPRESENTATIONS OF THE PURCHASER..........................28

     10A. Nature of Purchase...................................28
     10B. Source of Funds......................................28

11.  DEFINITIONS...............................................28

     11A. Yield-Maintenance Terms..............................28
     11B. Other Terms..........................................30
     11C. Accounting Principles, Terms and Determinations......40

12.  MISCELLANEOUS.............................................40

     12A. Note Payments........................................40
     12B. Expenses.............................................41
     12C. Consent to Amendments; Release of Subsidiary
          Guaranty.............................................41
     12D. Form, Registration, Transfer and Exchange of Notes;
          Lost Notes...........................................42
     12E. Persons Deemed Owners; Participations................42
     12F. Survival of Representations and Warranties; Entire
          Agreement............................................42
     12G. Successors and Assigns...............................43
     12H. Disclosure to Other Persons..........................43
     12I. Notices..............................................43
     12J. Payments Due on Non-Business Days....................44
     12K. Satisfaction Requirement.............................44
     12L. Governing Law........................................44
     12M. Severability.........................................44
     12N. Descriptive Headings.................................44
     12O. Maximum Interest Payable.............................44
     12P. Counterparts.........................................45

PURCHASER SCHEDULE
SCHEDULE 9A    --   SUBSIDIARIES
SCHEDULE 9D    --   OUTSTANDING DEBT AS OF DATE OF CLOSING
SCHEDULE 9G    --   LIST OF AGREEMENTS RESTRICTING DEBT
EXHIBIT A      --   FORM OF SENIOR SUBORDINATED NOTE
EXHIBIT B      --   FORM OF OPINION OF COMPANY'S COUNSEL
EXHIBIT C      --   FORM OF SUBSIDIARY GUARANTY
EXHIBIT D      --   FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT E      --   FORM OF REDEEMABLE COMMON STOCK PURCHASE
                    WARRANT AGREEMENT
     EXHIBIT A --   FORM OF REDEEMABLE COMMON STOCK PURCHASE
                    WARRANT
EXHIBIT F      --   FORM OF ASSUMPTION OF SUBSIDIARY GUARANTY
EXHIBIT G      --   FORM OF OPINION RELATING TO FUTURE SUBSIDIARY'S
                    ASSUMPTION OF SUBSIDIARY GUARANTY

                        DIAGNOSTIC HEALTH SERVICES, INC.
                       2777 STEMMONS FREEWAY, SUITE 1525
                              DALLAS, TEXAS 75207



                                                            As of April 16, 1997



The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

             $20,000,000 10.50% SENIOR SUBORDINATED NOTES DUE 2005

Ladies and Gentlemen:

          The undersigned, Diagnostic Health Services, Inc. (the "COMPANY"), hereby agrees with you as follows:

          PARAGRAPH  1.   AUTHORIZATION OF ISSUE OF NOTES.

          The Company will authorize the issue of its senior subordinated promissory notes in the aggregate principal amount of $20,000,000, to be dated the date of issue thereof, to mature April 17, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 10.50% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "NOTES" as used herein shall include each
---------
such senior subordinated promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

          Capitalized terms used herein have the meanings specified in paragraph 11.

          PARAGRAPH  2.   PURCHASE AND SALE OF NOTES.

          2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company Notes in the aggregate principal amount of $20,000,000 at 100% of such aggregate principal amount.

          The Company will deliver to you, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Dallas, Texas, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price for the Notes by transfer of immediately available funds for credit to the Company's account #08805145537 at Texas Commerce Bank National Association, Dallas, Texas, on the date of closing, which shall be April 17, 1997 or any other date on or before April 30, 1997 upon which the Company and you may mutually agree (the "CLOSING or the "DATE OF CLOSING").

          PARAGRAPH  3.   CONDITIONS PRECEDENT.

          3. CONDITIONS TO CLOSING. Your obligation to purchase and pay for the Securities to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

          3A. CERTAIN DOCUMENTS. You shall have received the following, each dated the Date of Closing unless otherwise indicated:

          (i)  The Notes to be purchased by you.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement, the Notes, the Warrant Purchase Agreement, the Warrants and the Registration Rights Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, the Warrant Purchase Agreement, the Warrants and the Registration Rights Agreement.

          (iii) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, the Warrant Purchase Agreement, the Warrants, the Registration Rights Agreement and the other documents to be delivered by the Company hereunder.

          (iv) Certified copies of the Certificate of Incorporation and bylaws of the Company.

          (v) Certified copies of the resolutions of the Board of Directors of each Subsidiary (or, in the case of the LP, its general partner) approving the Subsidiary Guaranty and of all documents evidencing other necessary corporate or other organizational action and governmental approvals, if any, with respect to the Subsidiary Guaranty.

          (vi) A certificate of the Secretary or an Assistant Secretary of each Subsidiary (or, in the case of the LP, its general partner) certifying the names and true signatures of the officers of each Subsidiary (or, in the case of the LP, its general partner) authorized to sign the Subsidiary Guaranty and the other documents to be delivered by such Subsidiary hereunder.

          (vii) Certified copies of the Certificate or Articles of Incorporation or the Certificate of Limited Partnership, and of the bylaws or limited partnership agreement, as the case may be, of each Subsidiary and of the general partner of the LP.

          (viii) A favorable opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, special counsel to the Company, satisfactory to you and substantially in the form of Exhibit B attached hereto and as to such other
                             ---------
matters as you may reasonably request.

          (ix) Certified copies of Requests for Information or Copies (Form UCC-
11), or equivalent reports, dated not earlier than 10 Business Days prior to the Date of Closing, listing all effective financing statements which name the Company or any Subsidiary (under its present name and any previous name) transacting business in the State of Texas as debtor and which are filed in the Office of the Secretary of State of the State of Texas, together with copies of such financing statements.

          (x) The Subsidiary Guaranty, duly executed and delivered by each Subsidiary, in the form of Exhibit C attached hereto.
                           ---------

          (xi) The Registration Rights Agreement, duly executed and delivered by the Company, in the form of Exhibit D attached hereto.
                            ---------

          3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. You shall have received from Baker & Botts, L.L.P., who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as you may reasonably request.

          3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 9 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the Date of Closing, to both such effects.

          3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The offer by the Company of, and the purchase of and payment for the Securities to be purchased by you on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Securities by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, G or X of the Board of Governors of the

Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

          3E. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

          3F. FEES. (a) You shall have received (i) a structuring fee in the amount of $54,590, (ii) the Warrant Purchase Agreement, duly executed and delivered by the Company, in the form of Exhibit E attached hereto, (iii) the
                                         ---------
Warrants to be purchased by you pursuant to the Warrant Purchase Agreement, and
(iv) all other fees which are due and payable on or before the Date of Closing pursuant to any written agreement between the Company and you, and (b) without limiting the provisions of paragraph 12B, your special counsel shall have received its reasonable fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company prior to the Closing.

          3G. AMENDMENT OF LOAN AGREEMENT. You shall have received evidence satisfactory to you that the Loan Agreement has been amended so as to permit the issuance of the Notes, the execution and delivery of the Subsidiary Guaranty and the consummation of the other transactions contemplated hereby.

          PARAGRAPH  4.   PREPAYMENTS.

          4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

          4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the principal of the Notes, without premium, the aggregate amount of $6,666,667 on April 17 in each of the years 2003 and 2004 and such aggregate principal amount of the Notes, together with interest thereon to the prepayment dates, shall become due on each such prepayment date. The remaining outstanding principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

          4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment in whole at any time or at any time or from time to time in part (in multiples of $500,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to the principal amount(s) prepaid. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

          4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

          4D.  CHANGE OF CONTROL.

          (i) Notice of Occurrence of Change in Control.   The Company will,
              -----------------------------------------
within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. If a Change in Control has occurred, such notice shall contain and constitute an offer to purchase Notes as described in clause (iii) of this paragraph 4D and shall be accompanied by the certificate described in clause (vi) hereof.

          (ii) Notice of Impending Change in Control.  The Company will not take
               -------------------------------------
any action that consummates or finalizes a Change in Control unless at least 30 days prior to such action it shall have given to each holder of Notes written notice of such impending Change in Control.

          (iii)  Offer to Purchase Notes.  The offer to purchase Notes
                 -----------------------
contemplated by the foregoing clause (i) shall be an offer to purchase, in accordance with and subject to this paragraph 4D, all, but not less than all, of the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED
PURCHASE DATE").   Such Proposed Purchase Date shall be not less than 61 days and not more than 150 days after the date such offer is received by the holders of the Notes (if the Proposed Purchase Date shall not be specified in such offer, the Proposed Purchase Date shall be the 150th day after the date of such offer).

          (iv) Rejection; Acceptance.  A holder of Notes may accept the offer to
               ---------------------
purchase made pursuant to this paragraph 4D by causing a notice of such acceptance to be delivered to the Company within 60 days after such holder receives the notice of a Change of Control contemplated by clause (i) of this paragraph 4D. A failure by a holder of Notes to respond to an offer to purchase made pursuant to this paragraph 4D shall be deemed to constitute a rejection of such offer by such holder.

          (v) Purchase Price.  Purchase of the Notes to be purchased pursuant to
              --------------
this paragraph 4D shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount, if any, determined for the date of purchase with respect to such principal amount, together with interest on such Notes accrued to the date of purchase. The purchase shall be made on the Proposed Purchase Date.

          (vi) Officer's Certificate.  Each offer to purchase the Notes pursuant
               ---------------------
to this paragraph 4D shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:
(a) the Proposed Purchase Date; (b) that such offer is made pursuant to this paragraph 4D; (c) the principal amount of each Note offered to be purchased; (d) the estimated Yield-Maintenance Amount due in connection with such purchase (calculated as if the date of such notice were the date of the purchase) and the details of such calculation; (e) the interest that would be due on each Note offered to be purchased, accrued to the Proposed Purchase Date; (f) that the conditions of this paragraph 4D have been fulfilled; and (g) in reasonable detail, the nature and date of the Change in Control.

          4E. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

          4F. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay, purchase or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, purchase pursuant to paragraph 4D or upon acceleration of such final maturity pursuant to paragraph 8A), or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

          PARAGRAPH  5.   AFFIRMATIVE COVENANTS.

          5. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that

          5A. FINANCIAL STATEMENTS. The Company will deliver to each holder in duplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated and, if requested, consolidating, unaudited statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided,
                                                                 --------
however, that delivery pursuant to clause (iii) below of copies of the Quarterly
-------
Report on Form 10-Q or Form 10-QSB, as the case may be, of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements if such financial statements are included in such report;

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated and, if requested, consolidating statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements and balance sheet, reported on by independent public accountants, who are members in good standing of the SEC Practice Section (or any successor group or section) of the American Institute of Certified Public Accountants and who are selected by the Company, whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s); provided, however, that delivery
                                        --------  -------
pursuant to clause (iii) below of copies of the Annual Report on Form 10-K or Form 10-KSB, as the case may be, of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements if such financial statements are included in such report;

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) as soon as practicable and in any event within five days after any officer of the Company obtaining knowledge (a) of any condition or event which, in the opinion of management of the Company, would have a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Company and its Subsidiaries, (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph 8A(iii), (c) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $2,000,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $2,000,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable, (d) of any regulatory proceeding which may have a material adverse effect on the Company or any of its Subsidiaries, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Company or any Subsidiary receives from such Person;

          (vii) such other financial data and other information as the Company or any Subsidiary regularly provides to any of its other commercial bank lenders; and

          (viii) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B(v), 6C(ii) and 6G(vi) and stating that there exists no Event of Default or Default, or, if any

Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

          The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

          5B. INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of the holder of any Note or Warrant, provide such holder, and any Qualified Institutional Buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of such Note or Warrant, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

          5C. INSPECTION OF PROPERTY. The Company will permit any Person (other than a Competitor) designated by any holder in writing, at the Company's expense during the continuance of a Default or Event of Default and otherwise at such holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with the principal officers of the Company and its independent public accountants, all upon reasonable prior notice, at such reasonable times and as often as such holder may reasonably request.

          5D. COVENANT TO SECURE NOTES EQUALLY. The Company will, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6G (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

          5E. CORPORATE EXISTENCE, LICENSES AND PERMITS; MAINTENANCE OF PROPERTIES. The Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, will preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary to the conduct of its and their respective businesses and will maintain and keep, and will cause each of its Subsidiaries to maintain and keep, its and their respective properties in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make all necessary and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times in the normal course of business as conducted prior to the date of repair; provided, however, that
                                                   --------  -------
nothing contained in this paragraph 5E shall prevent the Company or any Subsidiary from ceasing or omitting to exercise any right, license or permit or to make any repair, renewal or replacement that (i) in the reasonable judgment of the Company or such Subsidiary is no longer in the best interests of the Company or such Subsidiary and (ii) such cessation or omission will not result in a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Company and its Subsidiaries taken as a whole.

          5F. MAINTENANCE OF INSURANCE. The Company will maintain and will cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by business entities engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Subsidiaries operate, provided that in any event the Company and its Subsidiaries will maintain medical professional liability insurance coverage for each Subsidiary of at least $1,000,000 per incident and $3,000,000 maximum coverage.

          5G. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, levies, trade accounts payable and claims for work, labor or materials (all the foregoing being referred to collectively as "CLAIMS") payable by any of them, to the extent such Claims have become due and payable and before they have become delinquent; provided, however, that neither the
                                        --------  -------
Company nor any Subsidiary need pay any Claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary or (ii) the nonpayment of all such Claims in the aggregate would not result in a material adverse change in the business, condition (financial or other), assets, properties or operations of the Company and its Subsidiaries taken as a whole.

          5H. COMPLIANCE WITH LAWS. The Company will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including those relating to protection of the environment) except, in any such case, where failure to comply would not have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

          5I. MAINTENANCE OF BOOKS OF RECORD; RESERVES. The Company, both individually and on a consolidated basis, will keep proper books of record and account and set aside appropriate reserves, all in accordance with generally accepted accounting principles.

          5J. NATURE OF BUSINESS. The Company will, and will cause its Subsidiaries to, continue to engage in substantially the same type of business carried on as of the Date of Closing (including, without limitation, providing outsource medical services to hospitals, physicians' offices and other healthcare facilities and related or similar businesses).

          5K. ASSUMPTION OF THE SUBSIDIARY GUARANTY BY AFTER-ACQUIRED SUBSIDIARIES. The Company will, if it acquires the stock or other equity interest of any Person which after giving effect to such acquisition is a Subsidiary and which delivers or is required to deliver a Guarantee, or grants or is required to grant a Lien, to any holder of Senior Debt (or a trustee, collateral agent or similar Person on behalf of such holder), cause such Subsidiary to deliver to you (i) an Assumption of Subsidiary Guaranty, in the form of Exhibit F attached hereto, duly executed by such Subsidiary, (ii) a copy
        ---------
of a resolution of the board of directors of such Subsidiary, or other appropriate organizational action if such Subsidiary is not a corporation, approving the Assumption of Subsidiary Guaranty and the execution and delivery thereof, which copy shall be certified to be a true copy by the Secretary or an Assistant Secretary of such Subsidiary or other appropriate person if such Subsidiary is not a corporation, and (iii) an opinion, in the form of Exhibit G
                                                                      ---------
attached hereto, from counsel to the Company addressing such Subsidiary and such Assumption of Subsidiary Guaranty.

          PARAGRAPH  6. NEGATIVE COVENANTS.

          6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid, the Company covenants that:

          6A.  FINANCIAL COVENANTS.  The Company will not permit:

          (1) FIXED CHARGES. The ratio of (a) the sum of EBITDA plus Consolidated Lease/Rental Expenses to (b) Consolidated Fixed Charges for any period of four consecutive fiscal quarters, commencing with the period of four fiscal quarters ended December 31, 1996, to be less than 1.5:1.0.

          (2) CONSOLIDATED NET WORTH. Consolidated Net Worth on the last day of any fiscal quarter, commencing with the fiscal quarter ended March 31, 1997, to be less than the sum of (i) $30,673,993 plus (ii) 70% of any Equity Proceeds
                                        ----
plus (iii) the cumulative total of 50% of Consolidated Net Earnings of the
----
Company and its Subsidiaries (but not including the Consolidated Net Earnings of any Acquired Company for any periods prior to such Acquired Company becoming a Subsidiary) for each fiscal quarter after December 31, 1996 in which such Consolidated Net Earnings is greater than $0, to and including the fiscal quarter ended on such measurement date.

          (3) TOTAL DEBT. At any time the ratio of Total Debt to EBITDA for the period of the four consecutive fiscal quarters most recently ended to exceed 4.0:1.0.

          (4) SENIOR DEBT. At any time the ratio of Senior Debt to EBITDA for the period of the four consecutive fiscal quarters most recently ended to exceed 3.5:1.0.

          6B. LIMITATION ON SUBSIDIARY INDEBTEDNESS. The Company will not permit any Subsidiary to create, assume, incur or permit to exist any Indebtedness, except (i) unsecured Indebtedness that is set forth on Schedule 9D
                                                                     -----------
attached hereto and that does not relate to Seller Notes; (ii) Indebtedness evidenced by the Subsidiary Guaranty; (iii) Indebtedness evidenced by the Guarantee by any Subsidiary of any Senior Debt, provided that the conditions of paragraph 5K have been complied with; (iv) Swaps related to Indebtedness otherwise permitted under clause (i) or (v) of this paragraph 6B; and (v) additional Indebtedness of Subsidiaries, provided that the aggregate amount of such additional Indebtedness plus (without duplication) the aggregate amount of
                             ----
Indebtedness secured by Liens permitted under paragraph 6G(vi) plus (without
                                                               ----
duplication) the aggregate amount of Seller Notes (except any Seller Notes evidencing the right of Diagnostic Services, Inc., a Delaware corporation, to require DHS Management Services, Inc. ("DHSMS") to pay up to $1,500,000 as additional consideration for DHSMS's March 21, 1997 acquisition of all issued and outstanding capital stock of Diagnostic Imaging Services, Inc., a California corporation) that are not subordinated to the Notes or to the Subsidiary Guaranty, as the case may be, as contemplated by the last sentence of paragraph 6F does not exceed at any time 30% of Consolidated Net Worth.

          6C. LIMITATION ON ASSET DISPOSITIONS. The Company will not and will not permit any Subsidiary to make any Asset Disposition, except:
                                                         ------

          (i)  Asset Dispositions permitted under paragraph 6D; and

          (ii) Asset Dispositions that are not prohibited by paragraph 6D and that do not, when combined with all other Asset Dispositions theretofore or contemporaneously therewith made in the same fiscal year pursuant to this clause
(ii), involve assets that constitute more than 10% of the consolidated assets (determined in accordance with generally accepted accounting principles) of the Company and its Subsidiaries as of the end of the most recent fiscal year.

          6D. CONSOLIDATION, MERGER OR TRANSFER OF ASSETS. The Company will not and will not permit any Subsidiary to merge or consolidate with or into any Person or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except that:
                                 ------

          (i) any Subsidiary may merge or consolidate with the Company (provided that the Company shall be the sole continuing or surviving Person) or with any other Person provided that such surviving Person shall be a Wholly Owned Subsidiary;

          (ii) any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets to the Company or to a Wholly Owned Subsidiary; and

          (iii) the Company may merge or consolidate with or into any other corporation that is not a Subsidiary; provided, that: (a) there shall be a single successor formed by such consolidation or a single survivor of such merger, as the case may be, (b) the successor formed by such consolidation or the survivor of such merger, shall be organized and existing under the laws of a state of the United States and shall have a majority of its assets and business located in the United States, (c) if the Company is not such successor or survivor, the successor or survivor shall have expressly assumed all obligations of the Company under or with respect to the Notes, the Warrants, this Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement and any other agreement entered into in connection with the transactions contemplated hereby, and such successor or survivor shall have caused to be delivered to each holder of the Notes an opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel or other independent counsel reasonably acceptable to the Required Holder(s), to the effect that all agreements and instruments effecting such assumption are enforceable in accordance with their terms (subject to customary exceptions regarding bankruptcy and equitable principles and such other exceptions and qualifications, if any, that are reasonably approved by the Required Holders) and comply with the terms hereof, and (d) no Default or Event of Default shall exist immediately after giving effect to such merger or consolidation.

          6E. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Subsidiary to directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise (i) any Affiliate, (ii) any Person owning, beneficially or of record, directly or indirectly, either individually or together with all other Persons to whom such Person is related by blood, adoption or marriage, stock of the Company (of any class having ordinary voting power for the election of directors) aggregating 5% or more of such voting power or (iii) any Person related by blood, adoption or marriage to any Person described or coming within the provisions of clause (i) or (ii) of this paragraph 6E, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

          6F. PROHIBITION AGAINST LAYERING; SUBORDINATION OF SELLER NOTES. The Company will not and will not permit any Subsidiary to incur, create, issue, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness (including, without limitation, Indebtedness permitted pursuant to paragraphs 6A(3), 6A(4) and 6B), that is subordinate or junior in right of payment to any Senior Debt or any Guarantee in respect thereof unless such Indebtedness is also pari passu in right of payment with the Notes or the Subsidiary Guaranty, as the case may be, or subordinate in right of payment to the Notes or the Subsidiary Guaranty, as the case may be, at least to the same extent as the Notes are subordinate in right of payment to Senior Debt pursuant to the subordination provisions contained in this Agreement or the Subsidiary Guaranty is subordinate in right of payment to the Guarantees in respect of such Senior Debt pursuant to the subordination provisions contained in the Subsidiary Guaranty, as the case may be. Subject to the provisions of clause (v) of paragraph 6B, the Company will not and will not permit any Subsidiary to incur, create, issue, assume, guarantee or in any other manner become directly or indirectly liable with respect to or responsible for, or permit to remain outstanding, any Indebtedness in the form of Seller Notes unless each such Seller Note is subordinate in right of payment to the Notes, (in the case of Seller Notes, or Guarantees thereof, issued by the Company) or the Subsidiary Guaranty (in the case of Seller Notes, or Guarantees thereof, issued by a Subsidiary), as the case may be, at least to the same extent as the Notes are subordinated to Senior Debt pursuant to the subordination provisions contained in this Agreement or as the Subsidiary Guaranty is subordinated to Guarantees in respect of Senior Debt pursuant to the subordination provisions contained in the Subsidiary Guaranty, as the case may be.

          6G. LIMITATION ON LIENS. The Company will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except
                                      ------

          (i) Liens on property of the Company and its Subsidiaries described in Schedule 9D attached hereto and securing Senior Debt that does not relate to Seller Notes,

          (ii) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

          (iii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person (including landlord liens), and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

          (iv) Liens, created contemporaneously with a Person becoming a Subsidiary, that secure Senior Debt and attach to some or all of the assets of, and stock or other equity interests in, such Subsidiary, provided that the Company has complied with the provisions of paragraph 5K,

          (v) Liens existing on any property or assets of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, provided that (a) no such Lien shall have been created or assumed in contemplation of such Person becoming a Subsidiary and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary, and

          (vi) other Liens on the property of the Company or any Subsidiary, provided that the aggregate amount of Indebtedness secured by Liens permitted by this clause (vi) plus (without duplication) the aggregate amount of additional
                 ----
Indebtedness of Subsidiaries permitted under paragraph 6B(v) plus (without
                                                             ----
duplication) the aggregate amount of Seller Notes that are not subordinated to the Notes or to the Subsidiary Guaranty, as the case may be, as contemplated by the last sentence of paragraph 6F does not exceed at any time 30% of Consolidated Net Worth.

          PARAGRAPH  7. SUBORDINATION OF NOTES.

          7A. SUBORDINATION. Anything in this Agreement to the contrary notwithstanding, the Indebtedness evidenced by the Notes, including principal, Yield-Maintenance Amount, if any, interest, expenses and all other amounts, other than fees and expenses of legal counsel, in respect of the Notes, shall be subordinate and junior to the extent set forth in subparagraphs (i) through
(vi), inclusive, below, to all Senior Debt.

          (i) If the Company shall default in the payment of an amount in excess of $25,000 of Senior Bank Debt, or in the payment in an amount in excess of $50,000 of any other Senior Debt, in either case when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been waived or remedied by payment in full and in cash of the amount owing, no holder of the Notes shall accept or receive any direct or indirect payment or distribution in respect of or in connection with the Notes, except as provided in subparagraphs (ii) and (iii) below.

          (ii) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company, or in the event of any proceedings for the liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Debt shall first be paid in full before any payment or distribution is made in respect of or in connection with the Notes, and shall first be paid in full and in cash before any payment or distribution is made in cash in respect of or in connection with the Notes; provided, that the foregoing shall not apply to cash payments made in respect of or in connection with, and in accordance with the terms of, Junior Securities (as defined in subparagraph (iii) of this paragraph
7A).

          (iii) In any of the proceedings referred to in subparagraph (ii) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable by the Company in respect of the Notes shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or Person making the payment or delivery or to a Person designated by the holders of Senior Debt) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Debt shall have been paid in full; provided, however, that no such delivery need be made to holders
              --------  -------
of Senior Debt of stock or obligations which are issued pursuant to reorganization proceedings if such stock or obligations are subordinate and junior (whether by law or agreement) at least to the extent provided elsewhere in this paragraph 7 to the payment of all Senior Debt then outstanding (such stock or obligations being referred to herein as "Junior Securities") and to the payment of any stock or obligations which are issued pursuant to such reorganization proceedings in exchange or substitution for any Senior Debt then outstanding.

The consolidation of the Company with, or the merger of the Company with or into, another corporation upon the terms and conditions provided in paragraph 6D(iii) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this paragraph 7 if such other corporation shall, as a part of such consolidation or merger, comply with the conditions stated in paragraph 6D(iii).

          (iv) Upon the occurrence and during the continuance of any Default Subordination Event (other than under circumstances when the terms of subparagraph (ii) or (iii) above are applicable), no holder of Notes shall accept or receive any direct or indirect payment or distribution, by set-off or otherwise, of or on account of any Indebtedness in respect of the Notes during the Stand-Still Period, provided that in the case of any payment on or in respect of any Note which would (in the absence of any such Default Subordination Event) have been due and payable on any date during such Stand-Still Period, the provisions of this subparagraph (iv) shall not prevent such payment on or after the date immediately following the termination of such Stand-Still Period.

          (v) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of Notes in contravention of any of the terms of this paragraph 7 and before all the Senior Debt shall have been paid in full, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Debt at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of Senior Debt.

          (vi) If any payment by the Company in respect of Senior Debt must be disgorged by any holder of Senior Debt as a result of any action under the United States Bankruptcy Code or other debtor relief law, the obligations in respect of which such payment was made shall continue to constitute Senior Debt and shall remain entitled to the benefit of the provisions of this paragraph 7. Without limitation of the foregoing, in the event of any such disgorgement by a holder of Senior Debt, all holders of Notes, if any, who have become subrogated to the rights of such holder of Senior Debt pursuant to paragraph 7C and have obtained payment from the Company through the exercise of such subrogation rights shall disgorge and pay to such holder of Senior Debt any payment so obtained, to the extent of the payment or payments disgorged by such holders of Senior Debt.

          7B. OBLIGATION OF THE COMPANY UNCONDITIONAL. The provisions of this paragraph 7 are for the purpose of defining the relative rights of the holders of Senior Debt on the one hand, and the holders of the Notes on the other hand, against the Company and its property, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and Yield-Maintenance Amount, if any, interest thereon and expenses in respect thereof in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, under the Notes or the Subsidiary Guaranty (including, without limitation, the right to demand payment and sue for performance hereof and of the Notes and to accelerate the maturity thereof as provided in paragraph 8A), subject to the rights, if any, under this paragraph 7 of holders of Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable by the Company to the holders of the Notes; provided, however, that upon the
                                            --------  -------
commencement and during the continuance of a Stand-Still Period the holders of the Notes, to the extent they are otherwise entitled to do so, will not institute any litigation (including, without limitation, initiating or joining in any involuntary bankruptcy petition or other reorganization proceeding naming the Company or any Guarantor as debtor) to enforce payment thereof unless and until the earlier of (i) the end of such Stand-Still Period and (ii) the acceleration of any Senior Bank Debt.

          Any holder of Notes that gives the Company a notice of intent to accelerate, or a notice of the acceleration of, the maturity of such Notes shall give to the agent bank or sole lender under the Bank Facility a copy of such notice.

          7C. SUBROGATION. Upon payment in full of the Senior Debt, the holders of the Notes shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company made on Senior Debt until the principal of and Yield-Maintenance Amount, if any, and interest on and expenses of and other amounts in respect of the Notes shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Debt of any cash, property, stock or obligations to which the holders of the Notes would be entitled except for the provisions of paragraph 7A shall, as between the Company, its creditors (other than the holders of the Senior Debt) and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Debt.

          7D. RIGHTS OF HOLDERS OF SENIOR DEBT. The provisions of this paragraph 7 (and the provisions set forth in the last sentence of clause (iii) of subparagraph 4D) shall be deemed a continuing offer to all holders of Senior Debt to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holder of any Senior Debt to enforce subordination as provided in this paragraph 7 (or in such clause) shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement or the Notes. Without in any way limiting the generality of the foregoing, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the holders of the Notes, and without impairing or releasing the subordination provided in this paragraph 7 (or in such clause) or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following, subject in all cases to the limitations contained in the definition of Senior Debt: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, or waive defaults under, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person, including any guarantor or surety.

          7E. NO RECEIPT OF PAYMENTS DURING SUBORDINATED DEBT EVENT OF DEFAULT NOTICE PERIOD. No holder of a Note shall accept or receive any direct or indirect payment or distribution in respect of principal of or interest on the Notes during the existence of a Subordinated Debt Event of Default Notice Period and prior to the acceleration of the maturity of the Notes. Notwithstanding the foregoing, at any time that a Default Subordination Event exists the other provisions of this paragraph 7 shall apply.

          7F.  SUBORDINATION DEFINITIONS.

          "BANK FACILITY" shall mean (a) the Loan Agreement, as the same may be amended, or amended and restated, from time to time after the Date of Closing (including, without limitation, extensions of the maturity thereof and increases in the amount thereof), and (b) any other agreement between the Company and one or more commercial banks or other lenders providing for extensions of credit for working capital and other corporate purposes including, without limitation, Acquisitions. In no event shall there be more than one Bank Facility in effect at any time (although the foregoing shall not be construed to preclude the use of revolving, term and other types of credit facilities as a single Bank Facility), and so long as the Loan Agreement (as the same may be amended, or amended and restated, from time to time, as aforesaid) is in effect it shall constitute the Bank Facility.

          "DEFAULT SUBORDINATION EVENT" shall mean the existence of all of the following: (i) a Subordination Event of Default shall have occurred and be continuing in respect of any Senior Bank Debt, (ii) the holders of the Notes shall have received a notice from or on behalf of any holder of Senior Bank Debt specifying that such Subordination Event of Default has occurred and is continuing and that such notice constitutes a "DEFAULT SUBORDINATION NOTICE" and
(iii) no other Default Subordination Notice shall have been delivered by any holder of Senior Bank Debt within the 365 day period immediately preceding the giving of such notice. The "STAND-STILL PERIOD" relating to any Default Subordination Event shall be deemed to continue until the earlier of (a) the Subordination Event of Default under the Senior Bank Debt giving rise thereto shall have been cured or waived and (b) a period of 180 days shall have elapsed from the receipt of the Default Subordination Notice relating thereto.

          "DEFAULT SUBORDINATION NOTICE" shall have the meaning specified in the definition of "Default Subordination Event."

          "SENIOR BANK DEBT" shall mean Senior Debt outstanding under or otherwise incurred in connection with the Bank Facility.

          "STAND-STILL PERIOD" shall have the meaning specified in the definition of "Default Subordination Event."

          "SUBORDINATED DEBT EVENT OF DEFAULT NOTICE" shall mean a notice from the Required Holders to the agent bank or sole lender under the Bank Facility that an Event of Default described in (i) paragraph 8A(i) or 8A(ii) in an amount of at least $25,000, (ii) paragraph 8A(v) (in respect of one or more covenants, terms or agreements contained in paragraph 6) or (iii) paragraph 8A(vi) (solely with respect to the failure of the Company to deliver an unqualified opinion of independent public accountants pursuant to paragraph 5A(ii)) exists and that such notice constitutes a Subordinated Debt Event of Default Notice, provided that no other Subordinated Debt Event of Default Notice shall have been delivered by the Required Holders within the 180 day period immediately preceding the giving of such notice.

          "SUBORDINATED DEBT EVENT OF DEFAULT NOTICE PERIOD" shall mean the period commencing with the receipt by the agent bank or sole lender under the Bank Facility of a Subordinated Debt Event of Default Notice and ending on the earlier of (a) 10 Business Days thereafter or (b) the rescission of such Subordinated Debt Event of Default Notice; provided, that if the maturity of any
Note is accelerated, the Subordinated Debt Event of Default Notice Period shall not terminate so long as such acceleration has not been rescinded.

          "SUBORDINATION EVENT OF DEFAULT" shall mean any event of default in respect of Senior Bank Debt that permits the holder or holders thereof to accelerate the maturity of such Senior Bank Debt.

          PARAGRAPH  8. EVENTS OF DEFAULT.

          8.  EVENTS OF DEFAULT.

          8A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided, including, without limitation, failure to purchase the Notes together with interest owing and Yield-Maintenance Amount, if any, upon a Change of Control as contemplated by paragraph 4D; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate principal amount of all obligations as to which such a payment default shall occur and be continuing, or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing, exceeds $2,500,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any Subsidiary in any writing (including, without limitation, any certification on its behalf by one of its officers) furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any term, covenant or agreement contained in paragraph 6 or in the final grammatical paragraph of paragraph 5A and such failure shall not be remedied within 15 days after the earlier of the holder of any Note giving notice of such failure to the Company or any Responsible Officer obtaining actual knowledge thereof; or

          (vi) the Company or any Subsidiary fails to perform or observe any other agreement, covenant, term or condition contained herein or in the Subsidiary Guaranty and such failure shall not be remedied within 45 days after the earlier of the holder of any Note giving notice of such failure to the Company or any Responsible Officer obtaining actual knowledge thereof; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) a final judgment or order for the payment of money in excess of $1,000,000 (or judgments or orders for the payment of money aggregating in excess of $1,000,000), exclusive of amounts covered by insurance (as the applicability of insurance coverage is determined by the Company in good faith, but in any event excluding from coverage matters as to which the applicable insurance company has stated specific grounds for denying, or for reserving its right to deny, coverage (excluding any such reservation of rights that is customary for such insurance company)) shall be rendered against the Company or any

Subsidiary and such judgment(s) or order(s) shall continue unsatisfied or unstayed for a period of 45 days;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 8A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may, during the continuation of such Event of Default, at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 8A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 8A with respect to the Company, the Required Holder(s) may, during the continuation of such Event of Default, at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

          The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          8B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 8A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

          8C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 8A or any such declaration shall be rescinded and annulled pursuant to paragraph 8B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

          8D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, such Note and the Subsidiary Guaranty by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement, the Notes or the Subsidiary Guaranty or in aid of the exercise of any power granted hereby or thereby. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          PARAGRAPH  9. REPRESENTATIONS, COVENANTS AND WARRANTIES.

          9. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

          9A. ORGANIZATION. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. Each Subsidiary, except the LP, is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated. The LP is a limited partnership duly organized and validly existing in good standing under the laws of the State of California. The execution, delivery and performance by the Company of this Agreement, the Notes, the Warrant Purchase Agreement, the Warrants and the Registration Rights Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action. The execution, delivery and performance by the Subsidiaries of the Subsidiary Guaranty is within the corporate or other organizational powers of each Subsidiary and has been duly authorized by all necessary corporate or other organizational action. The name of each Subsidiary, the state in which each Subsidiary is incorporated or otherwise organized and the percentage of the Company's equity interest in each Subsidiary that is not a Wholly Owned Subsidiary are each listed in Schedule 9A attached hereto.
                                           -----------

          9B. FINANCIAL STATEMENTS. The Company has furnished you with the following financial statements, identified by a principal financial officer of
the Company:   a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1994 to 1996, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Moore, Stephens L.L.P. or Simonton, Kutac & Barnidge, L.L.P. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated, all in accordance with generally accepted accounting principles consistently applied. There has been no material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since December 31, 1996.

          9C. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or threatened against the Company or any of its Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note, the Warrant Purchase Agreement, the Warrants, the Registration Rights Agreement or the Subsidiary Guaranty.

          9D. OUTSTANDING DEBT. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraphs 6A(3), 6A(4) and 6B. All Debt of the Company and its Subsidiaries, as well as a designation of which such Debt is Senior Debt and a description of the property or other assets subject to any Lien securing such Debt, as of the Date of Closing is set forth on Schedule 9D attached hereto. There exists no default
                        -----------
under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

          9E. TITLE TO PROPERTIES. The Company and each of its Subsidiaries own no real property. The Company has and each of its Subsidiaries has good title to all of its respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1996 referred to in paragraph 9B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6G. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

          9F. TAXES. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

          9G. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Warrant Purchase Agreement, the Warrants, the Registration Rights Agreement, the Subsidiary Guaranty or the Notes, nor the offering, issuance and sale of the Notes or the Warrants, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes, the Warrant Purchase Agreement, the Warrants, the Registration Rights Agreement or the Subsidiary Guaranty will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the articles or certificate of incorporation, certificate of limited partnership, bylaws or limited partnership agreement of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 9G attached hereto.
                                                -----------

          9H. OFFERING OF NOTES AND WARRANTS. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes, the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes, the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Warrants to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          9I. USE OF PROCEEDS. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). The proceeds of sale of the Securities will be used to finance the acquisition of Diagnostic Imaging Services, Inc., to repay $5,500,000 in principal amount of Indebtedness incurred in connection with a Subsidiary's March 21, 1997 acquisition of the ultrasound division of Diagnostic Imaging Services, Inc. and for general corporate purposes not inconsistent with this paragraph 9I. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

          9J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company , any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 10B.

          9K. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes, the issuance of the Warrants, or the execution and delivery of the Warrant Purchase Agreement, Registration Rights Agreement or the Subsidiary Guaranty is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes and the Warrants or fulfillment of or compliance with the terms and provisions of this Agreement, the Subsidiary Guaranty, the Warrant Purchase Agreement, the Registration Rights Agreement, the Notes or the Warrants.

          9L. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole.

          9M. DISCLOSURE. Neither this Agreement nor the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1996 nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the

Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The pro forma financial statements contained in the Private Placement Memorandum of February 1997 and the financial projections previously provided to you are reasonable based on the assumptions stated therein and the best information available to the officers of the Company to date, except that the exercise of the public and other warrants referred to therein resulted in the receipt by the Company of approximately $8,670,000 rather than the $9,200,000 set forth in such pro forma financial statements.

          9N. DELIVERY OF LOAN AGREEMENT AND RELATED DOCUMENTS. The Company has delivered to you prior to the date hereof a true, correct and complete copy of (i) the Loan Agreement, including all amendments and waivers of any provision thereof, and (ii) each of the security documents, Guarantees and Swaps relating thereto.

          9O.  SENSITIVE PAYMENTS.  The Company and its Subsidiaries have not
(a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its or their books, (c) given or received any payments or other forms of remuneration in connection with the referral of patients which would violate the Medicare/Medicaid Anti-Kickback law, Section 1128(b) of the Social Security Act, 42 U.S.C. (S) 1320a-7b(b) or any analogous state statute, or (d) made any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

          9P. DELIVERY OF ACQUISITION DOCUMENTS. The Company has delivered to you prior to the date hereof a true, correct and complete copy of each of the Acquisition Documents.

          9Q. Authorized Capital Stock. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, $0.001 per share par value (the "PREFERRED STOCK"), of which 1,125,000 shares of Preferred Stock have been designated as Series A Preferred Stock ("SERIES A PREFERRED STOCK"). The outstanding capital stock of the Company consists of 9,647,055 shares of Common Stock and 648,986 shares of Series A Preferred Stock (excluding in-kind dividends on such shares of Series A Preferred Stock accrued from January 1, 1997). All of said outstanding shares of Common Stock and Series A Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. The Company does not have outstanding any warrants, options, convertible securities or other rights for the purchase or acquisition of shares of its capital stock other than (i) the Warrants, (ii) rights to acquire shares of Common Stock under employee benefit plans, (iii) other options and warrants to acquire an aggregate of 515,072 shares of Common Stock, and (iv) the outstanding, and the accrued but unissued dividends on the outstanding, shares of Series A Preferred Stock. The Warrants and the Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized, and such shares of Common Stock have been duly reserved for issuance upon exercise of the Warrants. No shareholder of the Company or any other Person is entitled to preemptive or similar rights with respect to the shares of Common Stock which are issuable upon exercise of the Warrants and, if and when issued upon exercise of the Warrants in accordance with the provisions thereof, such shares will be validly issued, fully paid and nonassessable shares.

          PARAGRAPH  10. REPRESENTATIONS OF THE PURCHASER.

          10.  REPRESENTATIONS OF THE PURCHASER.  You represent as follows:

          10A. NATURE OF PURCHASE. You are not acquiring the Notes or the Warrants to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

          10B. SOURCE OF FUNDS. No part of the funds being used by you to pay the purchase price of the Notes or the Warrants being purchased by you hereunder constitutes assets allocated to any separate account maintained by you. For the purpose of this paragraph 10B, the term "separate account" shall have the meaning specified in section 3 of ERISA.

          PARAGRAPH  11. DEFINITIONS.

          11. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1, 2 and 7 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          11A.  YIELD-MAINTENANCE TERMS.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B, purchased pursuant to paragraph 4D or is declared to be immediately due and payable pursuant to paragraph 8A, as the context requires.

          "CHANGE OF CONTROL REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note purchased pursuant to paragraph 4D, 4.25% (425 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the

Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, (a) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life and (b) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

          "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to, in the case of Notes purchased pursuant to paragraph 4D, the Change of Control Reinvestment Yield with respect to such Called Principal and, in the case of Notes prepaid pursuant to paragraph 4B or Notes declared immediately due and payable pursuant to paragraph 8A, the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note that is being prepaid pursuant to paragraph 4B or declared immediately due and payable pursuant to paragraph 8A, 0.75% (75 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, (a) if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life and

(b) by converting all such implied yields to a quarterly payment basis in accordance with accepted financial practice.

          "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B, is purchased pursuant to paragraph 4D or is declared to be immediately due and payable pursuant to paragraph 8A , as the context requires.

          "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii)
                                                                 ----
interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

          11B.  OTHER TERMS.

          "ACQUIRED COMPANY" shall mean as of any date of calculation of EBITDA, a Subsidiary acquired by the Company or another Subsidiary, or a Person all or substantially all of the assets of which have been acquired by the Company or another Subsidiary, in either case after March 31, 1996 and in each case having an Initial Report Date on or after the last day of the twelfth calendar month prior to the date of calculation of EBITDA.

          "ACQUIRED EBITDA" shall mean for each Acquired Company, either of the following as approved in writing by the Required Holders in their reasonable discretion: (a) (i) GAAP EBITDA for such Acquired Company for the 12 month period ended on the date of calculation, or (ii) GAAP EBITDA for such Acquired Company for some other 12 month period as may be acceptable to the Required Holders in their reasonable discretion; in each case calculated as of the Initial Report Date for such Acquired Company, multiplied by (b) the EBITDA
                                               -------------
Factor for such Acquired Company.

          "ACQUISITION" shall mean the acquisition by the Company or any Subsidiary of the stock of, any other equity security or interest in, or, in a transaction outside the ordinary course of business, the assets of, any other Person.

          "ACQUISITION DOCUMENTS" shall mean the Stock Purchase Agreement dated March 21, 1997 by and among the Company, DHS Management Services, Inc., a Texas corporation, and Diagnostic Imaging Services, Inc., a Delaware corporation, and the agreements being executed and delivered pursuant thereto.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

          "ASSET DISPOSITION" shall mean, with respect to the Company or any Subsidiary, any transaction or series of related transactions in which such Person sells, conveys, transfers or leases (as lessor) or parts with control of, including without limitation, any sale/leaseback transaction (collectively, for purposes of this definition, a "TRANSFER"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than (i) transfers of cash or cash equivalents, (ii) transfers of inventory in the ordinary course of business, or (iii) transfers from a Subsidiary to the Company or a Wholly Owned Subsidiary.

          "ASSUMPTION OF SUBSIDIARY GUARANTY" shall mean the Senior Subordinated Guaranty Assumption Agreement, to be executed by certain Persons that become Subsidiaries after the Date of Closing, substantially in the form of Exhibit F
                                                                     ---------
attached hereto.

          "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 8A.

          "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary or Acquired Company, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "CHANGE IN CONTROL" shall mean if any Person or Persons acting in concert (other than the members of the Control Group), together with Affiliates thereof, shall in the aggregate, (i) directly or indirectly, control or own (beneficially or otherwise) 50% or more (by number of shares) of the issued and outstanding Voting Stock of the Company, or (ii) possess the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company.

          "CLAIMS" shall have the meaning specified in paragraph 5G.

          "CLOSING" or "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPETITOR" shall mean any Person that derives a substantial portion of its revenues from providing medical services to hospitals, physicians' offices or other healthcare facilities.

          "CONSOLIDATED FIXED CHARGES" shall mean, with respect to any period, the sum of Consolidated Interest Expense plus Consolidated Lease/Rental Expense.
                                         ----

          "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any period, the sum, without duplication, of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company, its Subsidiaries and all Acquired Companies in accordance with generally accepted accounting principles): (a) all interest and prepayment charges in respect of Indebtedness of the Company, the Subsidiaries and all Acquired Companies (including imputed interest in respect of Capitalized Lease Obligations and net costs of Swaps) deducted in determining Consolidated Net Earnings, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Earnings for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.

          "CONSOLIDATED LEASE/RENTAL EXPENSES" shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company, any Subsidiary and, without duplication, any Acquired Company as lessee under all leases of real or personal property (other than Capitalized Lease Obligations), minus the amount of any fixed rents paid to
                                     -----
the Company or any Subsidiary or Acquired Company by a Person other than the Company or a Subsidiary pursuant to a sublease on the property subject to such Lease, and excluding in all cases (whether the Company, a Subsidiary or an Acquired Company is the lessee or the lessor) any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Responsible Officer of the Company on a reasonable basis and in good faith.

          "CONSOLIDATED NET EARNINGS" shall mean (i) consolidated gross revenues of the Company and its Subsidiaries and, without duplication, if the context clearly requires, the gross revenues of all Acquired Companies for the twelve month period ended on the date of calculation or some other twelve month period as may be acceptable to the Required Holders in their sole discretion, (ii) minus all operating and non-operating expenses of the Company and its
-----
Subsidiaries and, without duplication, all operating and non-operating expenses of the Acquired Companies. Consolidated gross revenues or gross revenues, as the case may be, (a) shall include all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but (b) shall not include any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets (other than the write-up of current assets as a result of revaluations or realignment of currencies), any equity of the Company or any Subsidiary or Acquired Company in the unremitted earnings of any Person which is not a Subsidiary, or any deferred credit representing the excess of equity in any Subsidiary or Acquired Company at the date of acquisition over the cost of the investment in such Subsidiary or Acquired Company. All calculations and determinations required by this definition shall be determined in accordance with generally accepted accounting principles.

          "CONSOLIDATED NET WORTH" shall mean stockholders' equity as set forth in the Company's consolidated financial statements.

          "CONTROL GROUP" shall mean (i) Max W. Batzer, Brad A. Hummel, James R. Angelica, Bo W. Lycke, Carol J. Gannon and Bonnie G. Lankford, (ii) their respective spouses, children or lineal descendants and (iii) the estate of, or any foundation or trust for the benefit of, or a partnership or other business entity solely among any of the foregoing Persons.

          "CONVERTIBLE SECURITIES" shall mean any debt instrument that is by its terms convertible into an equity interest in the Company or a Subsidiary.

          "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

          "DEBT" shall mean Current Debt and Funded Debt.

          "EBITDA" shall mean, with respect to any period, the sum of GAAP EBITDA plus, without duplication, Acquired EBITDA for all Acquired Companies.
       ----

          "EBITDA FACTOR" shall mean for each Acquired Company as of any date of calculation of EBITDA, the percentage set forth below corresponding to the Initial Report Date for such Acquired Company, relative to such date of calculation of EBITDA:


          INITIAL REPORT DATE             ACQUIRED COMPANY
                                           EBITDA FACTOR

Same as date of calculation of                        1.00
 EBITDA

Last day of first calendar month prior               .9167
 to date of calculation of EBITDA

Last day of second calendar month                    .8333
 prior to date of calculation of
 EBITDA

Last day of third calendar month prior               .7500
 to date of calculation of EBITDA

Last day of fourth calendar month                    .6667
 prior to date of calculation of
 EBITDA

Last day of fifth calendar month prior               .5833
 to date of calculation of EBITDA

Last day of sixth calendar month prior               .5000
 to date of calculation of EBITDA

Last day of seventh calendar month                   .4167
 prior to date of calculation of
 EBITDA

Last day of eighth calendar month                    .3333
 prior to date of calculation of
 EBITDA

Last day of ninth calendar month prior               .2500
 to date of calculation of EBITDA

Last day of tenth calendar month prior               .1667
 to date of calculation of EBITDA



 Last day of eleventh calendar month
 prior to date of calculation of
 EBITDA                                              .0833

Last day of twelfth calendar month                   .0000
 prior to date of calculation of
 EBITDA

          "EQUITY PROCEEDS" shall mean the aggregate sum of (i) the net proceeds received after April 15, 1997 by the Company or any Subsidiary upon the sale of any equity interest in the Company or any Subsidiary (other than in the case of sales by a Subsidiary to the Company or to a Wholly Owned Subsidiary), plus (ii)
                                                                       ----
the net proceeds received after April 15, 1997 by the Company or any Subsidiary upon (a) the exercise of the Warrants, or any other warrants or similar instruments issued by the Company or any Subsidiary (other than in the case of warrants or similar instruments issued to and held by the Company or a Wholly Owned Subsidiary), and (b) the conversion of any Convertible Securities into common stock or other equity interest in the Company or any Subsidiary (other than conversions by the Company or a Wholly Owned Subsidiary).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 8A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

          "GAAP EBITDA" shall mean Consolidated Net Earnings of the Company and its Subsidiaries plus, to the extent deducted in the determination of
                 ----
Consolidated Net Earnings for the Company and its Subsidiaries, (i) Consolidated Interest Expense, (ii) all provisions for federal, state or other income tax,
(iii) provisions for depreciation, amortization and other non-cash charges, and
(iv) extraordinary losses, minus (i) extraordinary income, and (ii) amounts that
                           -----
would otherwise constitute GAAP EBITDA in the subject twelve month period which are derived from "equipment placement transactions" and which exceed $500,000 in the aggregate, with all of the foregoing being determined in accordance with generally accepted accounting principles.

          "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined (including, without limitation, Capitalized Lease Obligations, but excluding accounts payable in the ordinary
                               -------------
course of business, accrued expenses (other than for or relating to borrowed money) shown as current liabilities and accruals for deferred compensation and retiree health benefits), (ii) all indebtedness secured by any Lien on, or payable out of the proceeds of production from, any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, provided, that if such Lien has been created by such Person to secure indebtedness of a Person that is not the Company or a Subsidiary such indebtedness shall constitute "Indebtedness" only up to an amount equal to the fair value of the property or assets encumbered by such Lien, (iii) redemption obligations in respect of mandatorily redeemable preferred stock, (iv) Swaps of such Person, (v) unfunded pension liabilities, and (vi) all indebtedness of others with respect to which and to the extent that such Person has become liable by way of a Guarantee.

          "INITIAL REPORT DATE" shall mean, with respect to an Acquired Company the last day of the calendar month in which the stock or assets of such Acquired Company are acquired or the last day of another preceding calendar month approved in writing by the Required Holders in their sole discretion.

          "LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any production payment, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "LOAN AGREEMENT" shall mean the Amended and Restated Loan Agreement, dated as of July 24, 1996, between the Company and Texas Commerce Bank National Association, as the provisions thereof have been amended or modified to the Date of Closing.

          "LP" shall mean Santa Monica Imaging Center Limited Partnership, a California limited partnership.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTES" shall have the meaning specified in paragraph 1.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its Chairman, President, one of its Senior Vice Presidents or Vice Presidents or its Treasurer.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

          "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "PREFERRED STOCK" shall have the meaning specified in paragraph 9Q.

          "QUALIFIED INSTITUTIONAL BUYER" shall mean a "qualified institutional buyer" as such term is defined in Rule 144A under the Securities Act.

          "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated of even date herewith, by and between you and the Company and substantially in the form of Exhibit E attached hereto.
                             ---------

          "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

          "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "SECURITIES" shall mean the Notes and the Warrants.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SELLER NOTES" shall mean any Indebtedness payable by the Company or a Subsidiary to the seller of an Acquired Company (or an entity that became an Acquired Company upon such sale) or of other assets, or an affiliate of such seller, in connection with an Acquisition, or any Guarantee of any such Indebtedness.

          "SENIOR DEBT" shall mean present or future Indebtedness that is not by its terms expressed to be junior or subordinate in right of payment to or pari passu in right of payment to the Notes or any other Subordinated Debt; provided,
                                                                       --------
however, that Senior Debt shall not include: (i) promissory notes or other
-------
instruments issued by the Company for the purpose of redeeming any stock of the Company including, without limitation, any redemption notes of the Company issued in connection with the Series A Preferred Stock described in the Certificate of Stock Designation of the Company dated November 13, 1996; (ii) any Seller Notes in respect of which the Company is obligated unless the incurrence of the Indebtedness evidenced by such Seller Notes complies with paragraphs 6B(v) and 6G(vi); (iii) any Convertible Securities of the Company;
(iv) Indebtedness of the Company to a Subsidiary; (v) any liability for Federal, state, local or other taxes; and (vi) fees and expenses of legal counsel.

          For purposes of paragraph 7 only, Senior Debt shall not include the principal amount of, and interest on, Indebtedness incurred during the existence of a Stand-Still Period or a Subordinated Debt Event of Default Notice Period unless, and only to the extent that, (1) such Indebtedness would otherwise constitute Senior Bank Debt, (2) the proceeds of such Indebtedness are used by the Company and its Subsidiaries solely for working capital purposes as certified at the time of such incurrence in an Officer's Certificate to such effect delivered to the holders of the Notes and to the agent bank or sole lender under the Bank Facility, (3) such Indebtedness does not cause the aggregate principal amount of Senior Bank Debt to exceed the maximum committed amount of credit under the Bank Facility on the Business Day immediately prior to the giving of the Default Subordination Notice relating to such Stand-Still Period or the receipt of such Subordinated Debt Event of Default Notice, as the case may be, and (4) such Indebtedness does not cause the aggregate principal amount of Indebtedness incurred pursuant to or in connection with the Bank Facility subsequent to or contemporaneously with the giving of such Default Subordination Notice or the receipt of such Subordinated Debt Event of Default Notice, as the case may be, to exceed the greater of $4,000,000 or 27.5% of EBITDA (as previously certified by the Company in writing in its compliance certificate delivered in connection with the Bank Facility and this Agreement) for the four fiscal quarters of the Company most recently ended for which financial statements have been furnished to the holders of the Notes and the agent or sole lender under the Bank Facility.

          "SUBORDINATED DEBT" shall mean the Indebtedness evidenced by the Notes, including principal, Yield-Maintenance Amount, if any, interest, expenses and all other amounts (except fees and expenses of legal counsel) in respect of the Notes, and also the unpaid principal of, premium, if any, and interest on, and fees in respect of, any other Indebtedness for borrowed money which is by its terms expressed to be junior or subordinate in right of payment in full of other Indebtedness.

          "SUBSIDIARY" shall mean a corporation, trust, association, partnership or other business entity of which, at the time such determination is made, at least 50% of the total Voting Stock is owned by the Company and/or one or more of its Subsidiaries.

          "SUBSIDIARY GUARANTY" shall mean the Senior Subordinated Guaranty, dated of even date herewith and executed by each Subsidiary and substantially in the form of Exhibit C attached hereto.
            ---------

          "SWAPS" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TOTAL DEBT" shall mean at the time of determination, the then outstanding aggregate principal amount of all Indebtedness of the Company and its Subsidiaries on a consolidated basis.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

          "VOTING STOCK" shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election or removal of corporate directors or persons (such as general partners or managers) performing similar functions in the case of business entities other than corporations.

          "WARRANT PURCHASE AGREEMENT" shall mean that certain Redeemable Common Stock Purchase Warrant Agreement dated as of April 16, 1997 by and between the Company and you.

          "WARRANTS" shall mean any Redeemable Common Stock Purchase Warrant issued pursuant to the Warrant Purchase Agreement.

          "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary all of the equity interests (except directors' qualifying shares) of which are owned, directly or indirectly, by the Company or other Wholly Owned Subsidiaries.

          11C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 9B.

          PARAGRAPH  12. MISCELLANEOUS.

          12A. NOTE PAYMENTS. So long as you shall hold any Note, the Company will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as you have made in this paragraph 12A.

          12B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you in connection with this Agreement and the transactions contemplated hereby,
(ii) any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (iii) the costs and expenses, including reasonable attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Notes, the Warrant Purchase Agreement, the Warrants, the Registration Rights Agreement and the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note, and shall be for the benefit of Transferees with respect to matters covered by clauses (ii) and (iii) hereof.

          12C. CONSENT TO AMENDMENTS; RELEASE OF SUBSIDIARY GUARANTY. This Agreement and the Subsidiary Guaranty may be amended, and the Company or any Subsidiary may take any action herein or therein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, (i) no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration, and (ii) no Subsidiary shall be released from the Subsidiary Guaranty unless (a) all Guarantees of, and all Liens that secure, Senior Debt given or made by such Subsidiary have been terminated, or (b)(1) title to all outstanding capital stock or other equity interest held by the Company and all its Subsidiaries in such Subsidiary or to substantially all the assets of such Subsidiary has been transferred to a Person that is not at the time of such transfer the Company, a Subsidiary or an Affiliate, provided, however, that such termination shall occur without
           --------  -------
requirement of any consent by any holder(s) of Notes if and only to the extent that all Guarantees of, and all Liens which secure, Senior Debt given or made by such Subsidiary shall also terminate upon such transfer, (2) there is no Default or Event of Default existing at the time of such transfer and after giving effect thereto, and (3) such transfer is permitted under clause (ii) of paragraph 6C. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          12D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Subject to paragraph 12G below, upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          12E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

          12F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company or Subsidiaries in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Warrant Purchase Agreement, the Warrants, the Registration Rights Agreement and the Subsidiary Guaranty embody the entire agreement and understanding between you and the Company with respect to the subject matter hereof or thereof and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

          12G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          Each holder of a Note hereby agrees that, so long as no Event of Default shall have occurred and be continuing, it will transfer the Notes only to Qualified Institutional Buyers or, if not to such a Person, to Persons which are believed by such holder, after reasonable inquiry, not to be Competitors.

          12H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof and to which such holder could then transfer such Note pursuant to the second grammatical paragraph of paragraph 12G, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note and to which such holder could then transfer such Note pursuant to the second grammatical paragraph of paragraph 12G, (v) any Person from which such holder offers to purchase any security of the Company and to which such holder could then transfer such Note pursuant to the second grammatical paragraph of paragraph 12G, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

          12I. NOTICES. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4C) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing,
(ii) if to any other holder of any Note or Warrant, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note or Warrant which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note or Warrant in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note or Warrant, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          12J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          12K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          12L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 12C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          12M. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          12O. MAXIMUM INTEREST PAYABLE. The Company, you and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 12O shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

          12P. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                       Very truly yours,

                                       DIAGNOSTIC HEALTH SERVICES, INC.


                                       By
                                         ---------------------------------
                                                Brad A. Hummel
                                                President

The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE
    COMPANY OF AMERICA


By
  ---------------------------------
     Jay D. Squiers
     Vice President

                               PURCHASER SCHEDULE


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1) All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No. 890-0304-391
The Bank of New York
New York, New York
(ABA No.: 021-000-018)

Each such wire transfer shall set forth
"Diagnostic Health Services, Inc.", a reference to "10.50% Senior Subordinated Notes due April 17, 2005, Security No. !INV5606!"
in respect of which such payment is being made, and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) Address for all notices relating to payments and written confirmations of such wire transfers:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069

Attention:  Investment Operations Group
            (Attention: Manager)

(3)  Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue
Suite 4200E
Dallas, Texas 75201

Attention:  Managing Director

(4)  Recipient of telephonic or facsimile prepayment notices:

Manager, Investment Structure and Pricing
(201) 802-7398
(201) 624-6432 (facsimile)

(5)  Tax Identification No.: 22-1211670

                                                                     SCHEDULE 9A
                                                                     -----------


                              LIST OF SUBSIDIARIES

                                                                     SCHEDULE 9D
                                                                     -----------


                        DEBT OF COMPANY AND SUBSIDIARIES

                                                                     SCHEDULE 9G
                                                                     -----------


                      LIST OF AGREEMENTS RESTRICTING DEBT